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                                                                      EXHIBIT 99

                 [LETTERHEAD OF CRYO-CELL INTERNATIONAL, INC.]


For Immediate Release       Contact:  Jill Taymans
                                      727-723-0333
                                      727-723-0444 (Fax)
                                      investor.relations@cryo-cell.com

     CRYO-CELL NAMES JOHN V. HARGISS PRESIDENT AND CHIEF OPERATING OFFICER
     ----------------------------------------------------------------------

Clearwater, FL - February 19, 2002 - Daniel D. Richard, Chairman and CEO of CRYO-CELL International, Inc. (NASDAQ- C C E L) announced today that its Board of Directors has named John V. Hargiss to the position of President and Chief Operating Officer. Mr. Hargiss was selected from an extensive search of hundreds of candidates, and assumed his new responsibilities on February 18. Mr. Richard commented. "I am pleased to have John Hargiss fill this critical position at this particular juncture. Mr. Hargiss and I share similar philosophies for marketing, organization structure and cost containment. With the relevant industry experience that he brings to the Company, we will be well positioned to accelerate our current growth and significantly scale up the business to take full advantage of the many market opportunities before us".

Mr. Hargiss has over 25 years of senior management and public company experience within the medical device, biomedical, and healthcare services industries.
Prior to joining CRYO-CELL, he was a health care consultant, providing advisory services to firms within the biotechnology, medical device, and heath care services segments. Mr. Hargiss served as President, Chief Executive Officer of Biodynamics, International, Inc., (currently Tutogen Medical, Inc., AMEX: TTG) for nine years. The company is a publicly traded biomedical concern with operations in the U.S. and Germany, and is engaged in tissue processing/preservation and the development of autologous blood processing technology. Prior to this, he served as Corporate Vice President of Sales and Marketing for the $200 million health care services unit of the BOC Group, plc (NYSE: BOX). Mr. Hargiss held several executive management positions during his twelve-year career with Becton-Dickinson & Co. (NYSE: BDX), a multi-national medical and laboratory product firm. Mr. Hargiss holds an M.B.A. from the University of Miami (FL) and a B.S. from the University of Texas.

Mr. Hargiss stated, "I look forward with great enthusiasm to joining the CRYO-CELL management team and working closely with its founder and visionary, Dan Richard. CRYO-CELL has assembled the key resources necessary to realize the full potential of this emerging global enterprise within the rapidly expanding field of ethical stem cell processing and preservation". He continued, "With its proprietary cryo-preservation technology, its solid reputation among its expanding client base, and its strong balance sheet, CRYO-CELL is poised to solidify its position of industry leadership.

CRYO-CELL is now the world's largest and fastest growing U-Cord stem cell banking firm, offering affordable cord blood storage exclusively for the benefit of newborn babies and possibly other members of their family. The Company has also become the largest exclusive computerized, robotically operated U-Cord stem cell repository. CRYO-CELL has pioneered America's most affordable U-Cord preservation program.

CRYO-CELL is a publicly traded company.  NASDAQ Symbol ... C C E L.

Forward Looking Statement

     Statements wherein the terms "believes", "intends", "projects" or "expects" as used are intended to reflect "forward looking statements" of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements or paragraphs. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company.